UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

First Citizens Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (919) 716-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders

On March 12, 2020, First Citizens BancShares, Inc. (the “Company”) issued and sold an aggregate of 13,800,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), with a liquidation preference of $25 per Depositary Share (equivalent to $1,000 per share of Series A Preferred Stock). The Depositary Shares were issued and sold pursuant to the previously disclosed Underwriting Agreement, among the Company, as issuer, the Company’s wholly-owned subsidiary First-Citizens Bank & Trust Company, and Piper Sandler & Co., as representative of the several underwriters named therein. The Depositary Shares are represented by depositary receipts (the “Depositary Receipts”). On March 11, 2020, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the terms, preferences, privileges, designations, rights, qualifications, limitations, and restrictions thereof, of the Series A Preferred Stock. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption, and liquidation rights).

Under the terms of the Series A Preferred Stock, the ability of the Company to (i) declare, pay, or set aside for payment any dividend or distribution on its common stock or any other shares of capital stock ranking junior to the Series A Preferred Stock, (ii) repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of its common stock or other capital stock ranking junior to the Series A Preferred Stock, or (iii) repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Series A Preferred Stock, including the Series A Preferred Stock, will in each case be subject to restrictions in the event that the Company does not declare dividends on the Series A Preferred Stock for the most recently completed dividend period. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on March 12, 2020 and is incorporated herein by reference.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated March 12, 2020 (the “Deposit Agreement”), among the Company, Broadridge Corporate Issuer Solutions, Inc., and the holders from time to time of the Depositary Receipts. The Series A Preferred Stock represented by the Depositary Shares were deposited against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The foregoing description of the Deposit Agreement and the Depositary Receipts are qualified in their entirety by reference to the full text of the Deposit Agreement and the form of Depositary Receipt, copies of which are filed as Exhibit 4.2 and Exhibit 4.3, respectively, to the Company’s Registration Statement on Form 8-A filed March 12, 2020 and are incorporated herein by reference.

A copy of the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Company, relating to the legality of the Depositary Shares and the Series A Preferred Stock is filed as Exhibit 5.1 hereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Designation became effective upon filing with the Secretary of State of the State of Delaware, and it amends the Company’s Restated Certificate of Incorporation, as amended. The terms of the Series A Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designation, which is filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on March 12, 2020, both of which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits accompany this report.

Exhibit No.	Description
3.1
Certificate of Designation of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A, of the Company, filed with the Secretary of State of the State of Delaware and effective March 11, 2020 (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A, filed on March 12, 2020)

4.1
Specimen of the Company’s 5.375% Non-Cumulative Perpetual Preferred Stock, Series A Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on March 12, 2020)

4.2
Deposit Agreement, dated as of March 12, 2020, among the Company, Broadridge Corporate Issuer Solutions, Inc., as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A, filed on March 12, 2020)

4.3	Form of Depositary Receipt (included as Exhibit A in Exhibit 4.2 hereto)

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	March 12, 2020	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer